Exhibit (a) (vii) under Form N-1A
                                       Exhibit (3) (i) under Item 601/Reg. S-K


               FEDERATED LIMITED DURATION GOVERNMENT FUND, INC.

                              ARTICLES OF AMENDMENT


      FEDERATED   LIMITED   DURATION   GOVERNMENT   FUND,   INC.,  a  Maryland
corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation that:

      FIRST:      The Articles of  Incorporation of the Corporation are hereby amended by striking Article FIRST and inserting the following in its place:

            "FIRST:   The  name  of  the   Corporation   is   "Federated
      Intermediate Government Fund, Inc."

      SECOND: The foregoing amendment to the charter of the Corporation was approved by a majority of the entire Board of Directors of the Corporation; the charter amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders; and the Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

      THIRD: These Articles of Amendment shall become effective immediately upon filing with the Maryland State Department of Assessments and Taxation.


      IN WITNESS WHEREOF, Federated Limited Duration Government Fund, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf as of April 29, 2005, by its President and Assistant Secretary, who acknowledge that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth therein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.


Witness:


/s/ Daniel M. Miller                     By:  /s/ J. Christopher Donahue
------------------------------------        ----------------------------
Name:  Daniel M. Miller                  Name:  J. Christopher Donahue
Title:  Assistant Secretary              Title:  President